Exhibit 10.8

English Translation

Exclusive Technical Support and Service Agreement

This Exclusive Technical Support and Service Agreement (the “Agreement”) is entered into by and between the following parties on December 21, 2018 in Shanghai, the People’s Republic of China (the “PRC”):

Party A: Shanghai MOHUA Information Technology Co., Ltd., a wholly-foreign-owned enterprise legally established and validly existing under the laws of the PRC, with its registered address at Room 108, 26 Jiafeng Road, China (Shanghai) Pilot Free Trade Zone, and its legal representative being Dongliang Chang;

Party B: Shanghai MOLBASE Technology Co., Ltd., a limited liability company legally established and validly existing under the laws of the PRC, with its registered address at Tower A, Room 501, Building 12, 1001 North Qinzhou Road, Xuhui District, Shanghai, and its legal representative being Dongliang Chang.

Party A and Party B are each referred to as a “Party” and collectively referred to as “Parties”.

WHEREAS

1	Party A is a wholly-foreign-owned enterprise established in the PRC, which has the necessary recourses to provide technical support and consulting services;

2

Party B is a domestic company established in the PRC and is permitted by PRC government authorities to engage in the development of data technology, development and sale of computer software and hardware, digital products and telecommunication products, design and installation of network projects, e-commerce (value-added telecommunications and financing are not permitted), design and production of advertisements, publications of advertisements on its own medium, computer system service, technology development, consulting and service in computer information engineering, sale of raw chemical materials and products (excluding hazardous chemicals, controlled chemicals, fireworks, civil explosives and precursor chemicals), imports and exports of goods and technology (the “Principal Business”);

3

Party A is willing to provide Party B with exclusive technical and business support and consulting services in connection with the Principal Business during the term of this Agreement, utilizing its advantage in technology, human resources and information and Party B is willing to accept such services provided by Party A or Party’s designees(s), each on the terms set forth herein.

THEREFORE, the Parties have reached the following agreements after kind discussions and negotiations:

Chapter 1 Exclusive Business Cooperation

1

Party A shall, in accordance with the terms and conditions of this Agreement, as the exclusive service provider of Party B, provide Party B with comprehensive technical and business support and relevant consulting services, including but not limited to, technical service, business consultation, asset and equipment lease, market consultation, system integration, product R&D and system maintenance. (the “Service”).

2	The Parties agree that Party A may designate other parties (the “Designee(s)”) to provide the Service set forth in the above Article 1.

3	Party B shall accept the Service rendered by Party A or the Designee(s) in accordance with the above Article 1.

4

Unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or similar services provided by any third party and shall not establish any similar cooperation relationship with any third party regarding the matters contemplated by this Agreement.

Chapter 2 Service Provision

5

During the term of this Agreement, where necessary, Party B may enter into further service agreements with Party A or the Designee(s), which shall provide the specific contents, manner, personnel and fees for the specific service.

6

To fulfill this Agreement, during the term of this Agreement, where necessary, Party B may at any time enter into equipment or property lease agreement with Party A or the Designee, according to which Party A or the Designee shall provide relevant equipment and/or property to Party B.

Chapter 3 Price and Payment of the Service

7	Both Parties agree that, in consideration of the Service provided by Party A or the Designee, Party B shall pay Party A service fees (the “Service Fees”).

8

Both Parties agree that the Service Fees shall be due and payable on a quarterly basis. Service Fees for each quarter is     % of Party B’s before-tax profits of that period, and Party A has the right to unilaterally adjust Service Fees by serving written notice to Party B.

9	If Party B fails to pay the Service Fees pursuant to this Agreements, Party B is subject to a penalty equal to 0.05% of the due amount on a daily basis.

10

The Service Fees, liquidated damages, actual costs and indemnification due and payable by Party B and Party B’s obligations under this Agreement shall be secured by Party B shareholders’ pledge to Party A of their equity interests in Party B.

Chapter 4 Representations and Warranties

11	Party A hereby makes the representations and warranties to Party B as follows:

11.1	Party A is an enterprise legally established and validly existing under the laws of the PRC. It legally owns and operates its assets and has full power to conduct its business.

11.2

Party A has taken all necessary corporate actions and obtained necessary authorizations as well as consents and approvals from government authorities and third parties (if required) for the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement by Party A will not violate the explicit provisions of the laws and regulations, nor will they violate any provisions under any instrument by which it is bound;

11.3	This Agreement constitutes legal, valid and binding obligation of Party A once becomes effective.

12	Party B makes the representations and warranties to Party A as follows:

12.1	Party B is an enterprise legally established and validly existing under the laws of the PRC. It legally owns and operates its assets and has full power to conduct its business.

12.2

Party B has taken all necessary corporate actions and obtained all necessary authorizations as well as consents and approvals from government authorities and third parties (if required) for the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement will not violate the explicit provisions of the laws and regulations, nor will they violate any provisions under any instrument by which it is bound;

12.3

As of the date of this Agreement, there is no pending or threatened litigation, arbitration or administrative proceedings against Party B or its assets in relation to this Agreement or may have a material impact on this Agreement;

12.4	Party B warrants the authenticity, completeness, legality and validity of the financial statements, business materials and all relevant materials provided to Party A;

12.5	This Agreement constitutes legal, valid and binding obligation of Party B once becomes effective.

Chapter 5 Liabilities and Obligations

13	Except as otherwise set forth in this Agreement, Party A shall:

13.1	provide Service in accordance with the terms and conditions as set forth in this Agreement;

13.2	strictly perform its obligations under this Agreement and any relevant agreement to which it is a party.

14	Except as otherwise set forth in this Agreement, Party B shall also:

14.1	according to regulations in Chapter 3, pay the Service Fee fully and timely;

14.2

conduct neither research nor development of technology relating to the Service. Any technology resulting from the research and, development relating to the Service and any relevant intellectual property rights shall be owned by Party A if such research and development is conducted upon Party A’s prior consent;

14.3	without the prior written consent of Party A, not assign its rights or delegate its obligations under this Agreement;

14.4	without the prior written consent of Party A, not conduct activities outside its Principal Business;

14.5	without the prior written consent of Party A, not provide loans to any third party or incur indebtedness;

14.6	without the prior written consent of Party A, not sell, transfer or dispose of in any manner its assets, or create any mortgage, pledge or other encumbrance on the foregoing;

14.7

notify Party A timely of any situation that has created or may create material adverse effect to Party B’s business operation, and use its best efforts to prevent the occurrence of such situations and/or additional loss;

14.8	strictly perform its obligations under this Agreement and any relevant agreement to which it is a party;

14.9

To ensure that Party B fully perform its obligations under this Agreement, Party B hereby agrees and undertakes that, except for Party A’s prior written consent, during the term of this Agreement, Party B shall not take and conduct any actions or transactions that materially affects its business, property, operation, personnel and other relevant rights and obligations, including but not limited to:

(1)	conducting activities outside of its business scope as set forth in the business license;

(2)	providing loans to or assuming any indebtedness for any third party except Party A;

(3)

changing or firing the chairman of the board or the directors of Party B, or changing or replacing senior management members including the general manager (the chief execution officer), the chief financial officer and the technology controller (the chief technology officer);

(4)	transferring any property or right to any third party except Party A, including but not limited to intellectual property;

(5)

providing security for any third party except for Party A, or imposing any encumbrance on Party B or Party B’s property. For the purpose of this Agreement, “encumbrance” shall include mortgage, pledge, lien, option, right to sale, preemptive rights, right of first refusal or security interest of any kind;

(6)	amending or changing the articles of associations or the business scope of Party B;

(7)

altering Party B’s routine operations, operating procedures or any internal policies and rules, including but not limited to the financial management procedures, rules of procedures of the shareholders meetings and/or the board meetings, the company’s daily operation rules and procedures and etc.;

(8)

conducting any transaction that is identical or similar to that under this Agreement with any third party other than Party A or the Designee, or executing any intellectual property assignment or license agreement.

Chapter 6 Confidentiality

15

This Agreement and its terms, any technology, craft, method, specification, design, software, database, trade secret, and other proprietary information, and other confidential business information and technical information disclosed by one Party to the other Parties in accordance with this Agreement or other provisions shall be deemed as confidential information.

16

The Parties shall take all necessary security measures and preventive methods to protect the confidentiality of the confidential information. Such security measures and preventive methods shall be consistent with the measures and preventions taken to protect its own sensitive information. In any event such measures and preventions shall be no less than the standard that a reasonable business entity would take to protect its highly confidential information and trade secrets.

17

The Party acquiring the confidential information shall not disclose any of such confidential information to any third party without obtaining the prior written consent from the owner of the confidential information.

18

The Party acquiring the confidential information: (1) may disclose confidential information to designated employees on a need-to-know basis in order to perform this Agreement, but shall take all reasonable preventive measures (including the execution of a non-disclosure agreement with the designated employee or the insertion of a non-disclosure clause into the employment contract executed by the designated employee) to prevent such employee to use the confidential information for personal interest or disclose such confidential information to third parties without permission; (2) may disclose confidential information to professionals including counsels and accountants as are necessary to provide professional assistance, but shall ensure such agencies are bound by confidentiality obligations similar to this clause. Disclosure of any confidential information by any staff member or agency engaged by any Party shall be deemed as disclosure of such information by such Party, which Party shall be held liable for breach of this Agreement.

19

The following situations shall not be deemed as violation of confidentiality obligations: (1) confidential information that has been known to that Party before the disclosure; (2) confidential information legally acquired from third parties without breach of confidentiality; (3) confidential information publicly known without default of such Party; (4) information developed independently by such Party without directly or indirectly using confidential information; or (5) confidential information required to be disclosed by applicable laws, legal proceedings or judicial order, any applicable rules or regulations of stock exchanges, or government orders or decrees.

20	This Chapter shall remain in full force following modification, rescission or termination of this Agreement.

Chapter 7 Event of Default

21	Each of the following circumstances of either Party is deemed as default:

21.1	fails to perform, fails to complete the performance, or fails to perform its liabilities and obligations in accordance with the terms and conditions under the Master Agreements or this Agreement;

21.2	any of the representations and warranties made constitute material misrepresentation in any aspect;

21.3	other circumstances of breach of this Agreement.

22	Any defaulting Party shall cure its default within thirty (30) days.

23	In the event that the other Party suffered from any losses due to one Party’s default, the defaulting Party shall, to the extent permitted by law, indemnify the other Party for suffered losses.

24	The rights and remedies provided under this Chapter shall be accumulative and shall not affect any other rights and remedies stipulated by the laws and other provisions in this Agreement.

25

Any waiver of the breach of the defaulting Party must be provided in writing. Non-exercise or delay in exercising any rights or remedies under this Agreement shall not deemed as such Party’s waiver; partial exercise of rights or remedies of one Party shall not impede its exercise of any other rights or remedies.

26	This Chapter shall remain in full force following modification, rescission or termination of this Agreement.

Chapter 8 Force Majeure

27

“Force majeure” refers to events that are unpredictable, unavoidable and cannot be overcame, including but not limited to earthquake, typhoon, flood, fire, war, riot, strikes, governmental acts and etc.

28	A Party’s failure to perform its obligations under this Agreement due to direct effect of Force Majeure is not in default if:

28.1	such Party’s failure to perform its obligations under this Agreement is directly caused by the Force Majeure;

28.2

such Party has exhausted its commercially reasonable efforts to perform its obligation hereunder, and has taken necessary measures to mitigate the losses suffered by the other Parties resulting from the Force Majeure;

28.3

such Party has notified the other Parties immediately in writing after the Force Majeure and has provided the relevant written materials and supportive documentation within fifteen (15) days following the Force Majeure, including a statement of explanations for the deferred performance or partial performance of this Agreement.

29

Provided that there is an event of Force Majeure and the affected Party cannot continue to perform its material obligations hereunder within forty-five (45) days after the Force Majeure, after using its best efforts to avoid or eliminate such effects, the Parties shall decide whether or not to amend this Agreement depending on the effect of the Force Majeure, and the other Party has the right to decide whether or not to waive part or all of the responsibilities and obligations of the affected party under this Agreement.

Chapter 9 Governing Law and Disputes Resolution

30	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

31

In the event of any dispute with respect to this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within thirty (30) days after either Party’s written request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules. The arbitration shall be seated in Shanghai and the language for arbitration shall be in Chinese.

32

The arbitration award shall be final and binding to all Parties. The Parties agree to be bound by and act in accordance with the arbitration award. Unless otherwise awarded by the arbitration court, the losing party should bear all the arbitration fees and expenses.

33

During the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights and perform their respective obligations under this Agreement

34	This Chapter shall remain in full force following modification, rescission or termination of this Agreement.

Chapter 10 Term of Agreement

35

This Agreement shall become effective on the date of this Agreement. Unless terminated in accordance with the provisions of this Agreement or terminated by the other agreements between the Parties, the effective term of this Agreement shall be ten (10) years.

36

Prior to the expiration of the term of this Agreement, upon written confirmation by Party A, this Agreement can be renewed. The renewed term shall be decided by Party A, And Party B shall unconditionally agree to such renewal.

37

This Agreement is irrevocable during the term, except as otherwise instructed by Party A in writing. During the term of this Agreement, Party B may not terminate this Agreement in advance. Notwithstanding the foregoing, Party A may terminate this Agreement at any time by serving a thirty (30) day prior written notice to Party B.

Chapter 11 Miscellaneous

38

This Agreement shall be binding upon all Parties’ successors and permitted assignees. With a prior notice to Party B, Party A has the right to assign and/or delegate to a third party its rights and/or obligations under this Agreement at any time, which assignment or delegation is not subject to Party B’s consent.

39

Party B shall not amend this Agreement unilaterally. Any amendment and supplement to this Agreement may be made in written agreement. The amendment and supplementary entered into by the Parties relating to this Agreement shall be an integral part of this Agreement and shall have the equal effect with this Agreement.

40	In the event this Agreement and its appendices, amendments and supplements conflict with the laws of the PRC, the mandatory laws shall prevail.

41

In the event one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

42	This Agreement is written in Chinese. The original may be made into one or multiple counterparts, each counterpart shall have equal legal effect.

(The remainder of this page intentionally left blank; signature page follows)

Signature Page to Exclusive Technical Support and Service Agreement.

Party A: Shanghai MOHUA Information Technology Co., Ltd.

(Company Seal)

By:	/s/ Dongliang Chang
Name:	Dongliang Chang
Title:	Legal Representative

Party B: Shanghai MOLBASE Technology Co., Ltd.

(Company Seal)

By:	/s/ Dongliang Chang
Name:	Dongliang Chang
Title:	Legal Representative